                         TBA ENTERTAINMENT CORPORATION
                          402 Heritage Plantation Way
                         Hickory Valley, Tennessee 38042


                                 March 6, 1998


SFX Entertainment, Inc.
650 Madison Avenue
New York, New York 10022
Attn: Michael G. Ferrel

     Re: Acquisition by SFX Entertainment, Inc., a Delaware corporation (the "Company"), of one hundred percent (100%) of the outstanding equity interests in New Avalon, Inc. and TBA Media, Inc. (collectively d/b/a Avalon Attractions), Irvine Meadows Amphitheater and West Coast Amphitheater Corp. (singularly, a "Target Entity" and collectively, the "Target Entities") owned by TBA Entertainment Corporation (through its wholly owned subsidiary AWC Acquisition Corp.) (the "Seller"), which equity interests represent fifty-one percent (51%) of the outstanding equity of each of the Target Entities

Gentlemen:

     This letter agreement (the "Letter Agreement") is intended to set forth the agreement between the Seller and the Company on the terms set forth herein and in the definitive Acquisition Agreement (as hereinafter defined) contemplated hereby regarding the Company's acquisition of one hundred percent (100%) of the equity interests in the Target Entities owned by Seller, which equity interests represent fifty-one percent (51%) of the outstanding equity of each of the Target Entities. Contemporaneously with the executive of this Letter Agreement, the Company's acquisition of the remaining forty-nine percent (49%) of the equity interests in the Target Entities owned severally by Audrey & Jane, Inc., Shelli Meadows, Inc., Peach Street Partners, Ltd., Robert E. Geddes, Thomas Miserendino and Brian F. Murphy (collectively, the "Other Sellers"; Seller and the Other Sellers may hereinafter collectively be referred to as the "Sellers").

     Subject to the conditions set forth herein, the Company and the Seller agree as follows:

     1. The Company or an affiliate thereof (the "Buyer") will purchase (the "Acquisition") from the Seller (i) a fifty-one percent (51%) partnership interest in Irvine Meadows Amphitheater, a California general partnership ("IMA Partners"), and (ii) fifty-one percent (51%) of the capital stock or other equity interests in each of New Avalon, Inc., a California corporation, TBA Media, Inc., a California corporation and West Cost Amphitheater Corp., a California corporation. The Buyer shall have the right to require that the Seller terminate any contract between a Target Entity and an affiliate of any Target entity or of Seller prior to the closing and the Buyer shall have no liability with respect to such termination.

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SFX Entertainment, Inc.
March 6, 1998
Page 2


     2. The aggregate purchase price (the "Purchase Price") payable to the Sellers as a group for the acquisition of the outstanding equity interests in the Target Entities and the covenants not to compete will be $28,000,000, plus Sellers' substantiated third-party out-of-pocket costs and expenses (excluding any internal allocations of costs and expenses to any affiliated company or person) incurred in connection with the development of the Camarillo Creek Amphitheater, all of such costs and expenses currently reflected in the existing construction budget for Camarillo Creek Amphitheater. The Purchase Price payable to Seller shall be payable in multiple installments: (i) $27,000,000 minus the consideration paid to the Other Sellers pursuant to the acquisition agreement contemplated in the Second Letter Agreement (other than any consideration paid the Other Sellers on May 15, 1998 as a result of the completion of construction of the Camarillo Creek Amphitheater and any reimbursement paid the Other Sellers of substantiated third-party out-of-pocket costs and expenses incurred in connection with the development of the Camarillo Creek Amphitheater) in cash by wire transfer or certified or cashier's check at closing, (ii) an amount at closing equal to all substantiated costs and expenses of Seller, as set forth above, in the development of Camarillo Creek Amphitheater and paid by Seller prior to closing, (iii) an amount equal to all substantiated costs and expenses of Seller, as set forth above, in the development of the Camarillo Creek Amphitheater and paid by Seller after closing, within thirty (30) days of submission of such substantiation to Buyer in a form reasonably acceptable to Buyer, and (iv) $500,000 in cash by wire transfer or certified or cashier's check on May 15, 1998, in the event that the construction of the Camarillo Creek Amphitheater by the Company has been completed pursuant to construction plans and the Company has commenced producing entertainment events in such amphitheater.

     3. The agreement relating to the Acquisition (the "Acquisition Agreement") shall contain: (i) customary representations and warranties for a transaction of the proposed nature of the Acquisition including, but not limited to, representations and warranties regarding (a) Authorization and Binding Obligation; (b) Taxes; (c) Real Property (including land use and zoning issues); (d) Contracts; (e) Environmental Matters; (f) Financial Statements;
(g) Personnel Information; (h) Litigation; (i) Compliance with Laws; (j) State of Title to Assets and Real Property; and (k) Organization and Standing; (ii) covenants as to the operation of the entities comprising the Target Entities in the normal course in accordance with good commercial practice and the prior established practices of the Seller, including but not limited to (a) maintenance of insurance as appropriate and in accordance with past practices;
(b) preservation of the business relations of the entities comprising the Target Entities, both contractual and otherwise, with suppliers, customers, employees and patrons; and (c) the required maintenance of the Target
Entities' physical assets in accordance with governmental regulations and sound commercial practices; (iii) provisions for the survival of all representations for a reasonable period after closing (except for environmental, tax and employment related representations and warranties which shall survive until the expiration of any applicable statute of limitations including any voluntary extensions thereof); (iv) customary indemnifications from the operations of the Seller prior to the closing to Buyer from the Seller and from the operations of the Buyer after the closing to the Seller from the Buyer, each of which indemnifications shall not be triggered until at least $50,000 of claims have accrued; and (v) a provision regarding the proration of expenses and revenue as of the closing.

SFX Entertainment, Inc.
March 6, 1998
Page 3


         4. The Acquisition Agreement will obligate the Seller to deliver at closing, among other things, all necessary consents to the Acquisition so that the Company shall enjoy the same benefits of ownership of the Target Entities as the Seller currently enjoys, and shall condition the closing of the Acquisition upon, among other things, (i) the continued truth and accuracy of the representations and warranties contained in the Acquisition Agreemeent;
(ii) the maintenance of the businesses of the Target Entities free of material adverse damage or change; (iii) the conduct of the business of the Target Entities in accordance with present practices; (iv) delivery of customary legal opinions including, without limitation, a zoning opinion (unless Seller provides a zoning endorsement to title coverage by Seller's title insurance company") including, without limitation, public assembly issues; (v) delivery of consolidated audited financial statements for 1995, 1996 and 1997 from Arthur Andersen & Co.; (vi) ability to obtain, at standard rates, leasehold title insurance and delivery by the Target Entities of mortgagee's title insurance; and (vii) termination of any Hart/Scott-Rodino
Act waiting periods, if applicable.

         5. During the period from the date this letter is signed (the "Signing Date") until the closing, Seller will afford the Buyer full and free access to the properties, contracts, books and records and all other documents and data of the Seller relating to the Target Entities so that Buyer can complete its under diligence examinations of the Target Entities (including environmental and engineering reviews).

         6. At the Closing, the Buyer will assume the existing employment agreements with each of Brian F. Murphy, dated January 1, 1998, Randy Brogna, dated January 1, 1998. The Buyer and the other parties thereto will amend such contracts effective at closing to provide cash incentive compensation and equity-based incentive compensation commensurate with executives of similar responsibility in the Company.

         7. By executing this Letter Agreement, the Company confirms to the Seller that it has the financial ability to consummate the Acquisition as provided for herein or it has the ability to obtain financing for the Acquisition on terms and conditions satisfactory to the Company. In the event that the Acquisition is not consummated on or before March 26, 1998, through no fault of the Seller or the Other Sellers (with "fault" including material misrepresentations of the Seller or the Other Sellers in the negotiation of this Letter Agreement and the Acquisition Agreement) (subject to extension for the sole purpose of obtaining required regulatory approvals), (i) the Company shall pay to the Seller on such date an amount in cash equal to $1,500,000 and
(ii) the Company shall cause Pavilion Partners, a Delaware general partnership ("Pavilion"), to enter into an amendment to that certain Partnership Agreement for Western Amphitheater Partners (the "WAP Agreement"), among Pavilion and IMA Partners, providing that effective as of March 26, 1998, the provisions of (i)
Section 14.01 thereof restricting the right of IMA Partners to sell the Irvine Meadows Amphitheater, (ii) Section 14.02 thereof offering a second right of refusal to Pavilion to purchase the partnership interests of IMA Partners, and
(iii) Article 18 thereof restricting the right of IMA Partners to transfer its interest in Western Amphitheater Partners, shall terminate and shall no longer be of any force and effect against IMA Partners or its partners.

SFX Entertainment, Inc.
March 6, 1998
Page 4

         8. For the two (2) year period beginning on the date of closing of the Acquisition, without the prior written consent of the Company, the Seller shall not, directly or indirectly, either itself or through affiliates, (i) develop, construct, operate or manage venues within the greater Los Angeles, California area which shall include, but no be limited to, Los Angeles, Ventura and Santa Barbara counties, (ii) conduct business operations resulting in aggregate annual gross revenue from the production or promotion of "at risk" music or concert productions or promotions in the greater Los Angeles, California area which exceeds $10,000,000, or (iii) develop, construct, operate or manage a venue in Portland, Oregon.

         9. From the Signing Date to the closing of the Acquisition, the Seller covenants and agrees that neither it nor any Target Entity shall authorize or knowingly permit any officer, director, shareholder or employee of, or any investment banker, attorney, accountant or other representative retained by, any Target Entity or Seller to make, solicit, initiate, encourage or respond to a submission of a proposal or offer from any person or entity (other than the Company or Buyer) relating to any liquidation, dissolution, recapitalization, merger, consolidation, acquisition or purchase of all or a material portion of the assets of any Target Entity, or the outstanding equity interests of any Target Entity, or other similar transaction or business combination involving any Target Entity (hereinafter collectively referred to as a "Third Party Offer"). The Sellers will immediately cease and cause to be terminated any contracts or negotiations currently pending with respect to Third Party Offers, if any.

         10. For the two (2) year period beginning on the date of closing of the Acquisition, Seller may not, on its own behalf or on behalf of any other person, partnership, association, corporation, or other entity, hire or solicit any employee of any Target Entity, or any affiliate thereof, who is an employee of a Target Entity, or any affiliate thereof, subsequent to the closing of the Acquisition (an "Employee") or in any manner attempt to influence or induce any Employee to leave the employment of a Target Entity; provided, however, nothing in this paragraph 10 shall prevent the Seller from hiring, or soliciting to hire, any Employee who is terminated by a Target Entity, or any affiliate thereof, during such two (2) year period. The Company acknowledges that certain general and administrative employees of the Target Entities may terminate their employment prior to the closing of the Acquisition. Prior to the closing, Seller and the Company shall reasonably determine which employees of the Target Entities shall remain employees of the Target Entities and which shall be reassigned to other affiliates of Seller.

         11. From the Signing Date until the closing of the Acquisition, no Target Entity may, unless approved in writing by the Company, which approval shall not be unreasonably withheld, enter into any contract with a value in excess of $50,000.00 (except artist's agreements) or with a term in excess of one (1) year. If the Company does not notify the Target Entity of its approval or disapproval of any matter submitted for its approval pursuant to this paragraph 11 within three (3) business days after its receipt of a request for approval, the matter shall have been deemed to have been approved by the Company.

SFX Entertainment, Inc.
March 6, 1998
Page 5

         12. The Seller, in conjunction with the Other Sellers, has delivered to the Company the financial statements of the Target Entities as attached on Exhibit "A" attached hereto (collectively, the "Financial Statements"). The Financial Statements have been prepared in accordance with generally accepting accounting principles consistently applied throughout the periods covered thereby and present fairly the financial condition of each of the Target Entities as of the dates for which they were prepared, and the results of operations and changes in financial position for such periods.

         13. The Company acknowledges that the Seller owns the outstanding equity of Avalon Entertainment Group, Inc., a Tennessee corporation, which corporation conducts business under its own name and under the name "Warner/Avalon", a joint venture with Warner Custom Music Corp. The Company and Seller agree that upon the closing of the Acquisition, the Company and the Target Entities will be entitled to continue to operate the businesses of the Target Entities under their respective names and that Seller, Avalon Entertainment Group, Inc. and Warner/Avalon will be entitled to continue to operate their respective businesses under their respective names.

         14. Except as set forth in the next five sentences, this Letter Agreement constitutes a binding agreement between the parties hereto as to the matters set forth above and will inure to the benefit of the parties and their respective successors. The execution of this Letter Agreement has been approved by all necessary corporate action by the Company. Seller submits this Letter Agreement as evidence of its agreement to the terms set forth herein subject to approval hereof by its Board of Directors. This Letter Agreement shall not be binding on Seller until approved by its Board of Directors. Seller submitted the form of this Letter Agreement to its Board of Directors on February 26, 1998. Should the Board of Directors of TBA Entertainment Corporation fail to approve the terms and provisions of this Letter Agreement on or before March 20, 1998, the Company may, by notice to Seller, rescind and revoke this Letter Agreement, without payment or liability, in its sole and absolute discretion. This letter Agreement contemplates, however, that the parties will negotiate in good faith and enter into a mutually acceptable definitive Acquisition
Agreement which set forth, among other things, the provisions described in paragraphs 1 through 13 above. The parties hereto agree to use their best efforts to close the Acquisition on or prior to March 23, 1998, subject to extension for the sole purpose of obtaining required regulatory approvals. The parties hereto agree to cooperate each with the other to expeditiously obtain such regulatory approvals.

         15. Except as otherwise provided herein, this Letter Agreement may be amended or modified only by a writing executed by all of the parties.

         16. The obligations of the Company to close the Acquisition is conditioned upon the simultaneous closing of the acquisition of the remaining forty-nine percent (49%) equity interests in the Target Entities from the Other Sellers as contemplated in the Second Letter Agreement. Should such closings not occur simultaneously, or should the requirement that both closing occur simultaneously not be waived by the Company, the Company shall have no obligation under this Letter Agreement or the Acquisition Agreement contemplated hereby.

SFX Entertainment, Inc.
March 6, 1998
Page 6


         Prior to the consummation of the transactions contemplated herein, no party hereto shall make any public release, statement or communication of any information regarding, or otherwise disclose any information with respect to, the matters contemplated herein except (i) that a press release in conformity with SEC disclosure requirements, in a form previously approved by Seller, shall be issued by the Company and/or Seller if deemed necessary, (ii) that the parties hereto shall continue such communications with directors, employees, customers, suppliers, franchisees, lenders, lessors, shareholders, partners and other particular groups as may be legally required or necessary or appropriate and not inconsistent with the best interests of the other parties for the proper consummation of the transactions contemplated herein, and (iii) as required by law.

         Please sign and date this letter in the space provided below to confirm your understandings and agreements as set forth in this Letter Agreement and return the signed copy thereof to the undersigned by fax to Thomas Jackson Weaver III at (901)764-6107 and by return mail to 402 Heritage Plantation Way, Hickory Valley, Tennessee 38042. If agreed to, the parties shall proceed in good faith and with collective best efforts to enter into a mutually acceptable Acquisition Agreement and other related documents.

         Each of the Company on the one hand and the Seller on the other hand will be solely responsible for and bear all of their respective expenses, including, without limitations, expenses of legal counsel, accountants and other advisors, incurred at any time in connection with all negotiations and efforts to enter into the Acquisition Agreement and any other related agreement and the transactions contemplated thereby. This Letter Agreement may be executed in counterparts, each of which shall be deemed an original, and such counterparts shall constitute but one and the same letter.

         If this Letter Agreement is accepted, all parties agree to cooperate promptly and negotiate in good faith in preparation of the Acquisition
Agreement and all other documents to effect this transaction. If the parties fail to agree on the terms and conditions of the Acquisition Agreement or there is any other dispute or controversy between the parties with respect to or arising under this Letter Agreement or any amendment or modification hereof which has not been resolved within thirty (30) days from the date hereof, such dispute shall be resolved by arbitration in New York City in accordance with the Rules for Commercial Arbitration of the American Arbitration's Association before a panel of three (3) arbitrators, one appointed by the Company, one appointed by the Seller, and the third appointed by said association. In such event, the parties shall have the right to submit examples of ordinary and customary agreements of the nature of the agreements under dispute to the arbitration panel for review together with this Letter Agreement. The decision and judgment or order may be entered thereon by any court of competent jurisdiction and that decision and judgment or order may include termination of negotiations and this Letter Agreement and specific performance, it being agreed that the parties prefer specific performance. The service of any notice, process, motion or other document in connection with any arbitration under this Letter Agreement or the enforcement of any arbitration award hereunder may be effectuated either by personal service upon a party or by certified mail duly addressed to him or it, or to his or its executors, administrators, personal representatives, successors or assigns, at the last known address or addresses of such party or parties.

SFX Entertainment, Inc.
March 6, 1998
Page 7


                                         Sincerely yours,

                                         TBA ENTERTAINMENT CORPORATION





                                         By: /s/ Thomas Jackson Weaver
                                            -----------------------------------
                                            Thomas Jackson Weaver III, Chairman



CONSENTED TO AND AGREED TO FOR PURPOSES OF PARAGRAPH 6 HEREOF:


                                            /s/ Brian F. Murphy
                                            ------------------------------------
                                            Brian F. Murphy


                                            /s/ Randy Brogna
                                            ------------------------------------
                                            Randy Brogna


                                            /s/ Matt Curto
                                            ------------------------------------
                                            Matt Curto


AGREED TO AND ACCEPTED THIS
   DAY OF MARCH , 1998:
---

SFX ENTERTAINMENT, INC.

By: /s/ Michael G. Ferrel
   -----------------------------------
   Michael G. Ferrel
   President and Chief Executive Officer

SFX Entertainment, Inc.
March 6, 1998
Page 8


         Jointly in by the undersigned to evidence its consent to the Acquisition and its waiver of its rights under Section 14.02 of the WAP Agreement.

PAVILION PARTNERS

By: SM/PACE, INC.


By:/s/ Brian Becker
   ------------------------------
   Brian Becker

DB980620015
030998 v8
139-9672-1